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                                                                   EXHIBIT - 21


                         SUBSIDIARIES OF THE REGISTRANT



NAME*                                         JURISDICTION OF ORGANIZATION

Cyberworks, Inc.                              California, U.S.A.

Worldwide Media Holdings, N.V.                Curacao, Netherland Antilles


* Each subsidiary is wholly-owned by the Registrant and does business only under the name stated herein.